Exhibit 10.16

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of February 24, 2016, but effective as of December 31, 2015 (the “Effective Date”), among RIGNET, INC., a Delaware corporation (“Borrower”), certain subsidiaries of Borrower party hereto, as guarantors (“Guarantors”), the lenders from time to time party hereto (“Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Agent”), Swingline Lender and L/C Issuer. Capitalized terms used but not defined in this Amendment have the meaning given them in the Credit Agreement (defined below).

RECITALS

A. Borrower, the Subsidiaries of Borrower party thereto as Guarantors, Agent, Swingline Lender, L/C Issuer and Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of October 3, 2013 (as amended, restated or supplemented, the “Credit Agreement”).

B. Borrower has requested that the Lenders amend the Credit Agreement, and the Lenders have agreed to amend the Credit Agreement, subject to the terms and conditions set out in this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

1.	Amendments to Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended (i) to delete the defined terms “BBA LIBOR”, and “Eurodollar Base Rate” in their entirety, (ii) to delete the defined terms “Consolidated EBITDA”, “Consolidated Fixed Charge Coverage Ratio”, “Eurodollar Rate”, “LIBOR Daily Floating Rate”, “Loan Notice”, “Responsible Officer”, and “Swingline Loan Notice”, and replace them as follows, and (iii) to add the defined terms “Notice of Loan Prepayment, and “2015 Special Adjustments” in their appropriate alphabetical order as follows:

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for Borrower and its Subsidiaries in accordance with GAAP or IFRS, as applicable, (a) Consolidated Net Income for the most recently completed Measurement Period; plus (b) the following to the extent deducted in calculating such Consolidated Net Income (without duplication): (i) Consolidated Interest Charges, (ii) the provision for federal, state, local and foreign income Taxes payable, (iii) depreciation and amortization expense, (iv) non-cash charges and losses (excluding any such non-cash charges or losses to the extent (A) there were cash charges with respect to such charges and losses in past accounting periods or (B) there is a reasonable expectation that there will be cash charges with respect to such charges and losses in future accounting periods), and (v) all other non-cash finance expenses (including but not limited to (A) changes in valuations of preferred stock, and (B) non-share based compensation expenses); plus (c) transaction costs and expenses incurred by Borrower and its Subsidiaries in connection with this Agreement; plus (d) reasonable, non-recurring transaction costs and expenses incurred by Borrower and its Subsidiaries in connection with any Acquisition or other Investment permitted under this Agreement (whether or not consummated); plus (e) any adjustments resulting from purchase accounting in accordance with GAAP for any Acquisition or other Investment permitted under this Agreement; plus (f) the amount of any business optimization expense and restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with Acquisitions after the Closing Date, costs related to the closure and/or consolidation of facilities, retention charges, systems establishment costs, conversion costs and excess pension charges and consulting fees incurred in connection with the foregoing, provided such costs (x) are actual and identifiable, and (y) do not exceed ten percent (10%) of Target EBITDA; plus (g) for such applicable periods, to the extent deducted in calculating such Consolidated Net Income, the amount of the 2015 Special Adjustments (provided that, any recoveries, or reversals by Borrower of any portion of the 2015 Special Adjustments in any subsequent period shall be deducted in calculating such Consolidated Net Income to the extent that such amount recovered or reversed was included in Consolidated Net Income), less (h) without duplication and to the extent reflected as a gain or otherwise included in the calculation of Consolidated Net Income for such period, non-cash gains (excluding any such non-cash gains to the extent (i) there were cash gains with respect to such gains in past accounting periods or (ii) there is a reasonable expectation that there will be cash gains with respect to such gains in future accounting periods). “Consolidated EBITDA” for any Measurement Period shall be calculated to give pro forma effect to any acquisition or disposition of assets consummated at any time after the first day of such Measurement Period as if each such acquisition or disposition had occurred on the first day of such Measurement Period, provided that any such pro forma adjustment shall be (x) made on a basis consistent with GAAP or IFRS, as applicable, and Regulation S-X promulgated under the Securities Act of 1933, and (y) supported by detailed calculations.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) (without duplication) (i) Consolidated EBITDA, less (ii) cash Taxes, less (iii) Restricted Payments paid in cash by Borrower to the owners of its Equity Interests, less (iv) (x) through the second anniversary of the Closing Date, Unfinanced Capital Expenditures in excess of $20,000,000, (y) from the second anniversary of the Closing Date through and including December 31, 2016, Unfinanced Capital Expenditures in excess of $10,000,000, and (z) thereafter, all Unfinanced Capital Expenditures, plus (v) any voluntary prepayment of the Obligations, in each case for the applicable Measurement Period, to (b) the sum of (i) current maturities of long term Indebtedness (including, but not limited to, any Subordinated Debt and Capitalized Leases), but in each case excluding the scheduled principal payment due and payable by Borrower on the Maturity Date under any Loan made pursuant to this Agreement, plus (ii) Consolidated Interest Charges for the applicable Measurement Period, plus (iii) plus principal payments made in respect of Subordinated Debt for the applicable Measurement Period.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time, two (2) Business Days prior to such date for Dollar deposits with a term of one (1) month commencing that day (in such case, the “LIBOR Daily Floating Rate”);

provided that: (i) to the extent a comparable or successor rate is approved by Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by Agent; and (ii) if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“LIBOR Daily Floating Rate” has the meaning specified in clause (b) of “Eurodollar Rate”.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit D or such other form as may be approved by Agent (including any form on an electronic platform or electronic transmission system as shall be approved by Agent), appropriately completed and signed by a Responsible Officer of Borrower.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit I or such other form as may be approved by Agent (including any form on an electronic platform or electronic transmission system as shall be approved by Agent), appropriately completed and signed by a Responsible Officer.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by Agent, appropriate authorization documentation, in form and substance reasonably satisfactory to Agent.

“Swingline Loan Notice” means a notice of a Swingline Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit E or such other form as approved by Agent (including any form on an electronic platform or electronic transmission system as shall be approved by Agent), appropriately completed and signed by a Responsible Officer of Borrower.

“2015 Special Adjustments” means those certain one-time adjustments in an aggregate amount not to exceed $16,000,000 taken in the Borrower’s fiscal quarter ended December 31, 2015.

(b) Section 2.02(a) of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

(a) Notice of Borrowing. Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon Borrower’s irrevocable notice to Agent, which may be given by (i) telephone or (ii) a Loan Notice; provided that, any telephonic notice must be confirmed immediately by delivery to Agent of a Loan Notice. Each such notice must be received by Agent not later than 12:00 p.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans, and (ii) on the requested date of any Borrowing of LIBOR Daily Floating Rate Loans or of any conversion of Eurodollar Rate Loans to LIBOR Daily Floating Rate Loans. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to LIBOR Daily Floating Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof. Each Loan Notice and each telephonic notice shall specify (A) the applicable Facility and whether Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans, as the case may be, under such Facility, (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Loans to be borrowed, converted or continued, (D) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (E) if applicable, the duration of the Interest Period with respect thereto. If Borrower fails to specify a Type of Loan in a Loan Notice or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, LIBOR Daily Floating Rate Loans. Any such automatic conversion to LIBOR Daily Floating Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a Eurodollar Rate Loan.

(c) Section 2.04(b) of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

(b) Borrowing Procedures. Each Swingline Borrowing shall be made upon Borrower’s irrevocable notice to the Swingline Lender and Agent, which may be given by (A) telephone or (B) a Swingline Loan Notice; provided that, any telephonic notice must be confirmed immediately by delivery to the Swingline Lender and Agent of a Swingline Loan Notice. Each such notice must be received by the Swingline Lender and Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $250,000, and (ii) the requested date of the Borrowing (which shall be a Business Day). Promptly after receipt by the Swingline Lender of any Swingline Loan Notice, the Swingline Lender will confirm with Agent (by telephone or in writing) that Agent has also received such Swingline Loan

Notice and, if not, the Swingline Lender will notify Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from Agent (including at the request of any Revolving Lender) prior to 1:00 p.m. on the date of the proposed Swingline Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of subsection(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 2:00 p.m. on the borrowing date specified in such Swingline Loan Notice, make the amount of its Swingline Loan available to Borrower at its office by crediting the account of Borrower on the books of the Swingline Lender in immediately available funds.

(d) Section 2.05(a)(i) of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

(a) Optional.

(i) Borrower may, upon notice to Agent pursuant to delivery to Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Term Loans and Revolving Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by Agent not later than 12:00 p.m. (1) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans or LIBOR Daily Floating Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate Loans or LIBOR Daily Floating Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this subsection(a)(i) shall be applied to the principal repayment installments thereof in the inverse order of maturity. Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(ii) Borrower may, upon notice to the Swingline Lender pursuant to delivery to the Swingline Lender of a Notice of Loan Prepayment (with a copy to Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided that, unless otherwise agreed by the Swingline Lender, (A) such notice must be received by the Swingline Lender and Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $250,000 or a whole multiple of $50,000 in excess hereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(e) The last sentence of Section 3.05 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

For purposes of calculating amounts payable by Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

(f) Section 6.01(a) of the Credit Agreement is hereby amended to delete the number “120” in the first line thereof and replace it with “75”.

(g) Section 6.01(b) of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

(b) Quarterly Financial Statements. As soon as available, but in any event within 45 days after the end of each of the first three (3) fiscal quarters of each fiscal year of Borrower, a Consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related Consolidated statements of income or operations for the portion of Borrower’s fiscal year then ended, all in reasonable detail, such Consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Borrower as fairly presenting in all material respects the financial condition and results of operations of Borrower and its Subsidiaries in accordance with, at Borrower’s option, GAAP or IFRS, subject only to normal year-end audit adjustments and the absence of footnotes (provided that the requirements of this subsection (b) with respect to the delivery of financial statements for any fiscal quarter shall be deemed satisfied by publicly filing Borrower’s Form 10-Q for such fiscal quarter with the SEC, and such financial statements shall be deemed to have been delivered to Agent under this subsection (b) on the date such Form 10-Q has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto).

As to any information contained in materials furnished pursuant to Section 6.02(d), Borrower shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of Borrower to furnish the information and materials described in Sections (a) and (b) above at the times specified therein.

(h) Section 10.09 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

10.09 Appointment of Borrower.

Each of the Guarantors hereby appoints Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) Borrower may execute such documents and provide such authorizations on behalf of such Guarantors as Borrower deems appropriate in its sole discretion and each Guarantor shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by Agent, L/C Issuer or a Lender to Borrower shall be deemed delivered to each Guarantor, and (c) Agent, L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by Borrower on behalf of each Guarantor.

(i) Section 11.02(e) of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

(e) Reliance by Agent, L/C Issuer and Lenders. Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices, Loan Notices, Letter of Credit Applications, Notice of Loan Prepayment and Swingline Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with Agent may be recorded by Agent, and each of the parties hereto hereby consents to such recording.

(j) Section 11.18 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

11.18 Electronic Execution.

The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the Texas Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Agent pursuant to procedures approved by it or unless otherwise delivered in accordance with the penultimate sentence of Section 11.10; provided further without limiting the foregoing, upon the request of Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

(k) Schedule 1.01(a) to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 1.01(a) attached to this Amendment.

(l) Exhibit C (Form of Compliance Certificate) is hereby deleted in its entirety and replaced with Exhibit C attached to this Amendment.

(m) A new Exhibit I (Form of Notice of Loan Prepayment) is hereby added to the Credit Agreement in its appropriate alphabetical order in the form of Exhibit I attached to this Amendment.

2. Conditions. This Amendment shall be effective as of the Effective Date once all of the following have been satisfied or delivered to Agent, in each case in form and substance satisfactory to Agent:

(a) this Amendment executed by Borrower, Guarantors, Agent and at least the Required Lenders;

(b) an Officer’s Certificate from each of Borrower and each Guarantor certifying as to incumbency of officers, that since the date of the certificate delivered to Agent and the Lenders in connection with the closing of the Credit Agreement except for Borrower’s bylaws that are attached to its Officer’s Certificate and LandTel Communications, L.L.C.’s articles of organization attached to its Officer’s Certificate under this Section 2(b), no changes to its certificate of incorporation (or equivalent thereof) and its bylaws (or equivalent thereof), and that the resolutions adopted in connection with the closing of the Credit Agreement have not been amended, rescinded or revoked (other than with respect to officer appointments made subsequent to the Closing Date, if applicable) and remain in full force and effect;

(c) Certificates of Existence and Good Standing of Borrower and each Guarantor from its respective jurisdiction of incorporation;

(d) Agent shall have received from Borrower, for the account of each Lender that executes and delivers a signature page hereto to Agent by noon (CST) on or before February 23, 2016 (each such Lender, a “Consenting Lender”, and collectively, the “Consenting Lenders”), an amendment fee in an aggregate amount equal to $100,000 to be allocated to the Consenting Lenders on a pro rata basis among (i) the aggregate Revolving Commitments of such Consenting Lender and (ii) the outstanding principal amount of the Term Loans held by such Consenting Lender; and

(e) such other documents as Agent may request.

3. Representations and Warranties. Borrower and each Guarantor represents and warrants to the Agent and the Lenders on and as of the date hereof that (a) it possesses the requisite power and authority to execute and deliver this Amendment, (b) this Amendment has been duly authorized and approved by the requisite corporate action on the part of Borrower or such Guarantor, (c) no other consent of any Person (other than Agent and the Lenders) that has not been obtained is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate its organizational documents, (e) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date), (f) after giving effect to this Amendment, it is in compliance with all covenants and agreements contained in each Loan Document to which it is a party, (g) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and (h) that each Loan Document to which it is a party remains in full force and effect and is the legal, valid, and binding obligations of Borrower or such Guarantor enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and fair dealing.

4. FATCA. For the purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Amendment, the Borrower and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) the obligations of the Borrower set forth in the Credit Agreement, as modified by this Amendment, as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

5. Scope of Amendment; Reaffirmation. Except as expressly modified by this Amendment, all references to the Credit Agreement shall refer to the Credit Agreement as affected by this Amendment. Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement (as amended by this Amendment) and any other Loan Document, the terms of the Credit Agreement (as amended by this Amendment) shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement (as amended by this Amendment).

6. Miscellaneous.

(a) Binding Effect. The Credit Agreement as amended by this Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective legal representatives, successors and permitted assigns.

(b) No Waiver of Defaults. This Amendment does not constitute a waiver of, or a consent to, any present or future violation of or default under, any provision of the Loan Documents, or a waiver of Agent’s or any Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

(c) Form. Each agreement, document, instrument or other writing to be furnished the Agent or any Lender under any provision of this Amendment must be in form and substance reasonably satisfactory to Agent.

(d) Headings. The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Credit Agreement, or the other Loan Documents.

(e) Costs, Expenses and Attorneys’ Fees. Borrower agrees to pay or reimburse Agent on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of Agent’s counsel.

(f) Multiple Counterparts. This Amendment may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment, or any certificate delivered hereunder, by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrower, each Guarantor, Agent, and each Lender. Agent may also require that any such documents and signatures be confirmed by a manually-signed original; provided that, the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(g) Governing Law. This Amendment and the other Loan Documents shall be construed, and their performance enforced, under Texas law.

7. Entirety. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG BORROWER, GUARANTORS, LENDERS AND AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signatures are on the following pages.]

This Amendment is executed as of the Effective Date.

BORROWER:

RIGNET, INC., a Delaware corporation

By:
Charles Schneider
Chief Financial Officer

GUARANTORS:

LANDTEL, INC., a Delaware corporation

By:
Charles Schneider
President

RIGNET SATCOM, INC., a Delaware corporation

By:
Charles Schneider
Chief Financial Officer

LANDTEL COMMUNICATIONS, L.L.C., a Louisiana limited liability company

By:
Charles Schneider
President

[Signature Page to First Amendment

to Second Amended and Restated Credit Agreement]

AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Denise Jones
Assistant Vice President

[Signature Page to First Amendment

to Second Amended and Restated Credit Agreement]

LENDER:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swingline Lender

By:
Shelley A. McGregor
Senior Vice President

[Signature Page to First Amendment

to Second Amended and Restated Credit Agreement]

LENDER:

COMPASS BANK, as a Lender

By:
Tom Brosig
Senior Vice President

[Signature Page to First Amendment

to Second Amended and Restated Credit Agreement]

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:
Michelle C. Tabor
Senior Vice President

[Signature Page to First Amendment

to Second Amended and Restated Credit Agreement]

LENDER:

BOKF, NA DBA BANK OF TEXAS, as a Lender

By:
Ralph F. Walker
Vice President

[Signature Page to First Amendment

to Second Amended and Restated Credit Agreement]

SCHEDULE 1.01(a)

CERTAIN ADDRESSES FOR NOTICES

RigNet, Inc.

1880 South Dairy Ashford, Suite 300

Houston, Texas 77077

Attention: Charles Schneider, Chief Financial Officer

Telephone: 281-674-0118

Telecopier: 281-674-0101

Electronic Mail: chip.schneider@rig.net

Website Address: www.rig.net

U.S. Taxpayer Identification Number: 76-0677208

with a copy to:

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201

Attention: Anita M. Tarar

Telephone: 214-855-8235

Telecopier: 214-855-8200

Electronic Mail: anita.tarar@nortonrosefulbright.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

Bank of America, N.A.

Bank of America Plaza

901 Main Street

Dallas, Texas 75202-3714

Attention: Jennifer Ollek, Credit Service Representative

Telephone: 972-338-3767

Telecopier: 214-290-8374

Electronic Mail: jennifer.a.ollek@bankofamerica.com

Bank of America, N.A.

ABA # 026009593

Dallas, Texas

Acct. # 129-2000-883

Attn: Corporate Credit Services

Ref: RigNet, Inc.

Schedule 1.01(a) – Page 1

Other Notices as Administrative Agent:

Bank of America, N.A. - Agency Management

Global Commercial Banking

MC# IL4-135-09-61

135 S. LaSalle St.

Chicago, IL 60603

Attention: Denise Jones, Agency Management Officer II

Telephone: 312-828-1846

Telecopier: 877-206-8413

Electronic Mail: denise.j.jones@baml.com

with a copy to:

Bank of America, N.A.

700 Louisiana, 8th Floor

Houston, Texas 77002

Attention: Shelley A. McGregor

Telephone: 713-247-6590

Telecopier: 877-282-7504

Electronic Mail: shelley.a.mcgregor@baml.com

with a copy to:

Haynes and Boone, LLP

1221 McKinney, Suite 2100

Houston, Texas 77010

Attention: Neal M. Kaminsky

Telephone: 713-547-2542

Telecopier: 713-236-5675

Electronic Mail: neal.kaminsky@haynesboone.com

Schedule 1.01(a) – Page 2

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

RIGNET, INC.

Date:

This certificate is delivered by RigNet, Inc., a Delaware corporation (“Borrower”), pursuant to Section 6.02 of that certain Second Amended and Restated Credit Agreement dated as of October 3, 2013, among Borrower, the Subsidiaries of Borrower party thereto, as guarantors, Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swingline Lender, and L/C Issuer (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned hereby certifies that he/she is a Responsible Officer of Borrower and further certifies, on behalf of Borrower in such capacity and not individually, as of the date hereof to Administrative Agent and Lenders that:

(a) The financial statements delivered with this certificate in accordance with Section 6.01(a) and/or 6.01(b) of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Borrower and the Subsidiaries as of the dates and the accounting period covered by such financial statements [(subject only to normal year-end adjustments and the absence of footnotes)]1;

(b) The undersigned has reviewed the terms of the Credit Agreement and have made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and conditions of Borrower and the Subsidiaries during the accounting period covered by such financial statements;

(c) Such review has not disclosed the existence during or at the end of such accounting period, and the undersigned has no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrower has taken, is undertaking and proposes to take with respect thereto;

(d) Borrower is in compliance with the covenants contained in Section 7.11 of the Credit Agreement, as demonstrated by the calculation of such covenants below, except as set forth below; and

(e) The Consolidated Leverage Ratio for the period covered by this certificate, as demonstrated by the calculations required by Section 7.11(a) attached hereto, is              to 1.0. As a result of the foregoing, Level              of the Applicable Rate is the applicable Level for purposes of determining the Applicable Rate for all Loans.

[1]	Include for Section 6.01(b) financial statements.

Exhibit C

Form of Compliance Certificate

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate as of the date first written above.

RIGNET, INC., a Delaware corporation

By:

Name:

Title:

Signature Page to Compliance Certificate

CONSOLIDATED LEVERAGE RATIO

Section 7.11(a)

Consolidated Leverage Ratio for the applicable Measurement Period is defined as follows:

Consolidated Funded Indebtedness as of the date of determination	$

Consolidated EBITDA for the most recently completed Measurement Period	$

Consolidated Leverage Ratio (ratio of Consolidated Funded Indebtedness to EBITDA)		to 1.0

Maximum Consolidated Leverage Ratio for the Measurement Period per Section 7.11(a)		to 1.0

In Compliance		Yes or No

Compliance Certificate – Consolidated Leverage Ratio Worksheet

CONSOLIDATED FIXED CHARGE COVERAGE RATIO

Section 7.11(b)

Consolidated Fixed Charge Coverage Ratio for the applicable Measurement Period is defined as follows:
1. Consolidated EBITDA for the applicable Measurement Period	$
2. cash Taxes for the applicable Measurement Period	$
3. Restricted Payments paid in cash by Borrower to the owners of its Equity Interests for the applicable Measurement Period	$
4. Unfinanced Capital Expenditures [in excess of $20,000,000][1] [in excess of $10,000,000][2] for the applicable Measurement Period	$
5. any voluntary prepayment of the Obligations for the applicable Measurement Period	$
6. line 1 less line 2 less line 3 less line 4 plus line 5	$

7. current maturities of long term Indebtedness (including, but not limited to, any Subordinated Debt and Capitalized Leases), but in each case excluding the scheduled principal payment due and payable by Borrower on the Maturity Date on any Loan made pursuant to the Credit Agreement

$
8. Consolidated Interest Charges for the applicable Measurement Period	$
9. principal payments made in respect of Subordinated Debt for the applicable Measurement Period	$
10. Sum of Line 7 plus line 8 plus line 9	$

11. Ratio of Line 6 to Line 10	to 1.00
Minimum Consolidated Fixed Charge Coverage for the Measurement Period	1.25 to 1.00
In compliance?	Yes or No

[1]	To be used for any Measurement Period ending on or prior to October 3, 2015. Aggregate amount during such period $ .
[2]	To be used for any Measurement Period ending after October 3, 2015 but on or prior to December 31, 2016 . Aggregate amount during such period $ .

Compliance Certificate – Consolidated Fixed Charge Coverage Ratio Worksheet

Schedule 1 to

Compliance Certificate

[Borrower to list any existing Defaults or Events of Default, specifying the nature and period of existence of each, and the actions Borrower has taken, is undertaking and proposes to take in respect thereof. If no Defaults and no Events of Default are then in existence, such schedule should read “None”.]

Schedule 1 to Compliance Certificate

EXHIBIT I

[Form of]

Notice of Loan Prepayment

TO:	Bank of America, N.A., as [Administrative Agent][Swingline Lender]

RE:	Credit Agreement, dated as of October 3, 2013, by and among RigNet, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

Borrower hereby notifies the Administrative Agent that on                     1 pursuant to the terms of Section 2.05 (Prepayments) of the Credit Agreement, Borrower intends to prepay/repay the following Loans as more specifically set forth below:

☐	Optional prepayment of [Revolving Loans][Term Loans] in the following amount(s):

☐	Eurodollar Rate Loans: $ [2]

Applicable Interest Period:

☐	Base Rate Loans: $ [3]

☐	LIBOR Daily Floating Rate Loans: $ [4]

☐	Optional prepayment of Swingline Loans in the following amount:

$                    5

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[1]	Specify date of such prepayment.
[2]	Any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or if less, the entire principal amount thereof outstanding).
[3]	Any prepayment of Base Rate Loans or LIBOR Daily Floating Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof (or if less, the entire principal amount thereof outstanding).
[4]	Any prepayment of LIBOR Daily Floating Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof (or if less, the entire principal amount thereof outstanding).
[5]	Any prepayment of Swingline Loans shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof (or if less, the entire principal amount thereof outstanding).

Exhibit I

Form of Notice of Loan Prepayment

RIGNET, INC., a Delaware corporation

By:

Name:

Title:

Signature Page to Notice of Loan Prepayment